Exhibit 10.3

EXECUTION VERSION

VOTING UNDERTAKING

This VOTING UNDERTAKING, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Undertaking”), is made by SHANGHAI FOSUN HIGH TECHNOLOGY (GROUP) CO., LTD. (上海复星高科技 (集团) 有限公司), a limited liability company incorporated under the laws of the PRC (“Fosun High Tech”), in favor of NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below).

WHEREAS, as of the date hereof, (a) Fosun High Tech is the beneficial owner of certain shares in Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) that represent approximately 37.87% of Fosun Pharma’s share capital (the “Subject Shares”), and (b) Fosun Industrial Co., Limited (“Fosun Industrial”), a wholly-owned subsidiary of Fosun Pharma, owns certain limited partnership interests in Healthy Harmony Holdings, L.P. (“Partnership”) and certain equity securities in Healthy Harmony GP, Inc. (“General Partner”);

WHEREAS, NFC, Fosun Industrial and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Proposed Transaction”) relating to the proposed sale of limited partnership interests in Partnership and equity securities in General Partner by Fosun Industrial and certain other parties to NFC and its subsidiaries on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, NFC has required Fosun High Tech (in its capacity as a beneficial owner of the Subject Shares) to enter into this Undertaking, and Fosun High Tech acknowledges that NFC is entering into the Transaction Agreement in reliance on the representations, warranties and covenants and other agreements of Fosun High Tech set forth in this Undertaking.

NOW, THEREFORE, Fosun High Tech, intending to be legally bound hereby, hereby undertakes to NFC as follows:

Article I

VOTING AGREEMENT

Section 1.1          Voting of Subject Shares. Fosun High Tech irrevocably and unconditionally undertakes that, at every shareholders meeting of Fosun Pharma, however called, and at every adjournment, postponement and recess thereof (or pursuant to a written consent if the shareholders of Fosun Pharma act by written consent in lieu of a meeting), it shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares, (a) in favor of approval of the Proposed Transaction, and (b) against any action that would reasonably be expected to result in a breach of Fosun Seller’s representations, warranties, covenants or agreements in the Transaction Agreement.

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Section 1.2          No Inconsistent Arrangements. Except as expressly provided for or expressly permitted herein, Fosun High Tech may not, directly or indirectly, without the prior written consent of NFC, take any action that would have the effect of preventing Fosun High Tech from performing its obligations hereunder.

Section 1.3          Additional Purchases. Fosun High Tech agrees that any shares in Fosun Pharma that it directly or indirectly purchases or otherwise hereinafter directly or indirectly acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Undertaking (the “New Subject Shares”) shall be subject to the terms and conditions of this Undertaking to the same extent as if they constituted the Subject Shares.

Article II

MISCELLANEOUS

Section 2.1          Termination. This Undertaking shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) the written consent of Fosun High Tech, General Partner and NFC, (b) the consummation of the Proposed Transaction, and (c) the date on which the Transaction Agreement is terminated in accordance with its terms.

Section 2.2          Miscellaneous. Article I (Definitions) and Article X (Miscellaneous) of the Transaction Agreement shall apply, mutatis mutandis, to this Undertaking as if fully set forth herein. This Undertaking may not be amended without the prior written consent of Fosun High Tech, General Partner and NFC.

Section 2.3          Sole and Exclusive Remedy. Notwithstanding any provision in this Undertaking to the contrary, the right to seek specific performance of this Undertaking shall be the sole and exclusive remedy of NFC and General Partner against Fosun High Tech and Fosun High Tech shall have no further liability or obligation relating to, arising out of or with respect to this Undertaking or any transaction contemplated hereunder.

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IN WITNESS WHEREOF, Fosun High Tech has executed and delivered this Undertaking as a deed as of the date first written above.

SIGNED as a DEED

SHANGHAI FOSUN HIGH TECHNOLOGY

(GROUP) CO., LTD.

上海复星高科技 (集团) 有限公司

(Official Stamp)

By:	/s/ Qiyu Chen
Name: Qiyu Chen
Title: Director

[Project Unicorn—Signature Page to Fosun Voting Undertaking]

AGREED AND ACKNOWLEDGED

as of the date first written above:

NEW FRONTIER CORPORATION

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

[Project Unicorn—Signature Page to Fosun Voting Undertaking]

AGREED AND ACKNOWLEDGED

as of the date first written above:

HEALTHY HARMONY GP, INC.

By:	/s/ Roberta Lipson
Name: Roberta Lipson
Title: CEO

[Project Unicorn—Signature Page to Fosun Voting Undertaking]